     As filed with the Securities and Exchange Commission on January 14, 2002
                                                       Registration No. 333-____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------


                        eGAIN COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                       77-0466366
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)

      714 E. Evelyn Avenue                                     94086
          Sunnyvale, CA                                      (Zip Code)
      (Address of principal
       executive offices)

                        eGain Communications Corporation
                      2000 Non-Management Stock Option Plan
                              (Full title of plan)

           Ashutosh Roy                                    Copy to:
      Chief Executive Officer                      Stanley F. Pierson, Esq.
 eGain Communications Corporation                   Pillsbury Winthrop LLP
       714 E. Evelyn Avenue                          2550 Hanover Street
        Sunnyvale, CA 94086                          Palo Alto, CA 94304
          (408) 737-7400                                (650) 233-4500
   (Name, address and telephone
   number of agent for service)
 --------------------------------            -----------------------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                               Proposed             Proposed
                                                                                maximum              maximum
                Title of securities                     Amount to               offering            aggregate         Amount of
               to be registered/(1)/                 be registered/(2)/   price per share/(3)/   offering price   registration fee
--------------------------------------------------   ------------------   --------------------   --------------   ----------------
Common Stock, par value $.001 per share: To be
issued under the eGain Communications Corporation
2000 Non-Management Stock Option Plan                     2,000,000              $4.90              $9,800,000         $2,343
==================================================================================================================================

(1)  The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 2000 Non-Management Stock Plan, the price is computed on the basis of the weighted average exercise price. As to the 889,908 remaining shares under the 2000 Non-Management Stock Plan, the price is based upon the average of the high and low prices of the Registrant's Common Stock on January 7, 2002, as reported on the Nasdaq Stock Market.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

     (a) Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission on September 28, 2001 and incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year referred to in (a) above, covered by the Registration document.

     (c) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed September 3, 1999 pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     . any breach of their duty of loyalty to the corporation or its stockholders;

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 17 of the Delaware General Corporation Law; or

     . any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers and may indemnify other officers and employees and other agents to the fullest extent permitted by law. Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

     Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in Registrant's certificate of incorporation and bylaws. These indemnification agreements require the Registrant to indemnify such director or officer (an "Indemnitee") to the fullest extent permitted by Delaware law, and to indemnify such Indemnitee against expenses and liabilities actually and reasonably incurred in connection with the investigation, defense, settlement or appeal of any proceeding to which such Indemnitee was or is threatened to be made a party. Pursuant to these indemnification agreements, the Registrant shall also advance to each Indemnitee expenses and costs associated with any above-referenced proceeding.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index, which list of exhibits is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, That paragraphs (a)1(A) and (a)(1)(B) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 14th day of January, 2002.

                                        eGAIN COMMUNICATIONS CORPORATION


                                        By         /s/ Ashutosh Roy
                                            ------------------------------------
                                                       Ashutosh Roy
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashutosh Roy, Gunjan Sinha, William McGrath and Milind Kasbekar, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Name                                 Title                      Date
       ----                                 -----                      ----

 /s/ Ashutosh Roy               Chief Executive Officer and     January 14, 2002
------------------------------  Director (Principal Executive
        Ashutosh Roy            Officer)



 /s/ Gunjan Sinha               President and Director          January 14, 2002
-----------------------------
        Gunjan Sinha

                Name                               Title                              Date
                ----                               -----                              ----
 /s/ Harpreet Grewa                     Chief Financial Officer (Principal      January 14, 2002
-------------------------------------   Financial Officer)
           Harpreet Grewa


 /s/ Milind Kasbekar                    Vice President-Finance and              January 14, 2002
-------------------------------------   Administration (Principal Accounting
            Milind Kasbekar             Officer)



 /s/ David Brown                        Director                                January 14, 2002
-------------------------------------
            David Brown


 /s/ Mark A. Wolfson                    Director                                January 14, 2002
-------------------------------------
           Mark A. Wolfson


 /s/ Phiroz P. Darukhanavala            Director                                January 14, 2002
-------------------------------------
      Phiroz P. Darukhanavala

                                INDEX TO EXHIBITS

 Exhibit
   No.                                    Description
 -------        ----------------------------------------------------------------
   5.1          Opinion of Pillsbury Winthrop LLP.

  23.1          Consent of Ernst & Young LLP, Independent Auditors.

  23.2          Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

  24.1          Powers of Attorney (see Signature page).

  99.1*         eGain Communications Corporation 2000 Non-Management Stock
                Option Plan.




















______________________
* Incorporated by reference to Exhibit 10.11 to Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission on September 28, 2001.